Exhibit 99.1

One Astoria Federal Plaza, Lake Success, NY 11042-1085 (516) 327-3000

FOR IMMEDIATE RELEASE	Contact:	Peter J. Cunningham First Vice President Investor Relations 516-327-7877 ir@astoriafederal.com

Astoria Financial Corporation Completes Sale of $250 Million of Senior Notes

LAKE SUCCESS, N.Y., June 19, 2012 - Astoria Financial Corporation (NYSE:AF) (the “Company”), the holding company for Astoria Federal Savings and Loan Association, announced today the closing of its sale of $250 million aggregate principal amount of 5.000% Senior Notes due 2017. The Company expects to use the net proceeds of the offering to repay its 5.75% Senior Notes due 2012.

Jefferies & Company, Inc. and Sandler O’Neill + Partners, L.P. acted as joint book-running managers for the offering. Barclays Capital Inc., Evercore Partners and RBC Capital Markets, LLC acted as co-managers for the offering. Arnold & Porter LLP served as outside legal counsel to the Company. Hogan Lovells US LLP served as outside legal counsel to the underwriters.

This document shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there by any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Company is conducting the offering pursuant to an effective Registration Statement on Form S-3 (File No. 333-182041) under the Securities Act of 1933, as amended. The senior notes offering is being made solely by means of a separate prospectus supplement and accompanying prospectus. Prospective investors should read the prospectus in that registration statement, the prospectus supplement and other documents that the Company has filed with the Securities and Exchange Commission (the “SEC”) for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, (201) 761-7610 or Sandler O'Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128.

About the Company

Astoria Financial Corporation, with assets of $17.1 billion, is the holding company for Astoria Federal Savings and Loan Association. Established in 1888, Astoria Federal, with deposits in New York totaling $11.1 billion, is the largest thrift depository in New York and embraces its philosophy of "Putting people first" by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Federal originates mortgage loans through its banking and loan production offices in New York, an extensive broker network covering fourteen states, primarily along the East Coast, and the District of Columbia, and through correspondent relationships covering fifteen states and the District of Columbia.

Cautionary Statement Regarding Forward-Looking Information

This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any actions regarding foreclosures may adversely affect our business; transition of our regulatory supervisor from the Office of Thrift Supervision to the Office of the Comptroller of the Currency; effects of changes in existing U.S. government or government-sponsored mortgage programs; technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate. We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.